R.F. MANAGEMENT CORP.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                                    Exhibit 11.1

                                           For the Nine Months           For the Three Months
                                               Ended June 30,                Ended June 30,
                                         --------------------------    --------------------------
                                            1996           1995           1996           1995
                                         -----------    -----------    -----------    -----------
NET LOSS                                 $  (681,447)   $   (23,211)   $  (201,941)   $   (21,381)
                                         ===========    ===========    ===========    ===========
PRIMARY
   Weighted average shares                 3,327,500      2,350,000      3,327,500      2,350,000
   Assumed conversions
      A warrants and B warrants               19,627           --             --             --
                                         -----------    -----------    -----------    -----------
         Total weighted average
            shares outstanding             3,347,127      2,350,000      3,327,500      2,350,000
                                         ===========    ===========    ===========    ===========

     Earnings (loss) per share amounts   $     (0.20)   $     (0.01)   $     (0.06)   $     (0.01)
                                         ===========    ===========    ===========    ===========

FULLY DILUTED
   Weighted average shares                 3,327,500      2,350,000      3,327,500      2,350,000
   Assumed conversions
      A warrants and B warrants            1,955,000           --        1,955,000           --
                                         -----------    -----------    -----------    -----------

         Total weighted average
            shares outstanding             5,282,500      2,350,000      5,282,500      2,350,000
                                         ===========    ===========    ===========    ===========

     Earnings (loss) per share amounts   $     (0.13)   $     (0.01)   $     (0.04)   $     (0.01)
                                         ===========    ===========    ===========    ===========

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